                                                                    EXHIBIT 99.1


NEWS FROM . . .                                        LENNOX INTERNATIONAL INC.


LENNOX INTERNATIONAL ANNOUNCES RECORD EARNINGS FOR 1999

         (Dallas, TX - February 28, 2000) -- Lennox International Inc. (NYSE:
LII) announced today that 1999 net income increased 39% to a record $73.2 million, up from $52.5 million in 1998. Earnings per share were $1.81, a 23% gain over $1.47 in 1998. The pro forma calculation, assuming a January 1 initial public offering (IPO), shows earnings per share increased 28% to $1.69 in 1999 from $1.32 the previous year.

         Sales for 1999 increased 30% to a record $2.36 billion from $1.82 billion in 1998. Company-wide organic growth for 1999 was 7%, adjusted for sales to company-owned dealers.

         1999 operating income was $156 million, a 46% increase from the previous year. Operating margins expanded 70 basis points, from 5.9% in 1998 to 6.6%.
         "We are pleased with our outstanding overall performance in 1999," said John Norris, chairman and CEO. "In spite of unseasonably warm weather, strong performance was also evident in our results for fourth quarter 1999."

FOURTH QUARTER 1999 REVENUES UP 34%

         Total consolidated company sales for the fourth quarter 1999 increased by 34% to $612 million, up from $457 million in the fourth quarter 1998.

         Operating income for the quarter more than tripled to $34.6 million from $9.8 million the previous year. Operating margins were 5.7%, compared with 2.1% in the fourth quarter of 1998.

         1999 fourth quarter net income increased over six times to $15.7 million from $2.6 million in the fourth quarter. Diluted earnings per share were $0.35. On a pro forma basis, assuming a January 1 IPO, diluted earnings per share for the same quarter in 1998 were $0.09.

         International revenues grew by 67% in the quarter. "Our combined international operations moved from an operating loss in the last quarter of 1998 to profitability in the fourth quarter of 1999," Norris said.

FOURTH QUARTER 1999 RESULTS:  SEGMENT PERFORMANCE

         NORTH AMERICAN RESIDENTIAL PRODUCTS revenues grew 41% in the fourth quarter of 1999 to $352 million. Adjusting for sales to company-owned dealerships and for product now produced by a joint venture with Fairco in Argentina (product previously purchased from Lennox), organic growth was 2%. Segment operating income increased 22% to $27.8 million. Operating margins in the organic business increased by approximately 150 basis points. Newly-acquired retail dealerships and distributors, as well as Excel Comfort Systems, formerly Ducane's heating, ventilation and air conditioning (HVAC) operations, initially have lower margins. As a result, segment operating margins for the quarter declined to 7.9% from 9.1% in 1998.

         WORLDWIDE COMMERCIAL AIR CONDITIONING revenue increased 8% in the quarter to $115 million, all of which was organic growth. Operating income improved from a quarterly loss of $3.3 million last year to a profit of $4.2 million this year. The increase was supported by significant operating improvements in North America and Europe, with improved absorption from higher sales volumes. Segment operating margins improved to 3.6% in 1999 from (3.1%) last year.

                                     (more)


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         WORLDWIDE COMMERCIAL REFRIGERATION revenue grew by 45% in the quarter to $89 million. Domestic organic growth of 8% was offset by declines in Europe as supermarket consolidations delayed expansion plans, and by declines in Brazil resulting from currency devaluation. Segment operating income more than doubled to $6.8 million. Operating margins for the quarter improved to 7.7% from 5.4% a year ago. Margin expansion occurred both in the organic business and as a result of Australian acquisitions.

         WORLDWIDE HEAT TRANSFER sales increased 38% to $56 million. Domestic organic growth of 6% was offset by declines in Europe, where many customers are OEM refrigeration manufacturers and supermarket demand for commercial refrigeration product has been soft. Segment operating income increased 60% to $2.3 million. Operating margins for the quarter expanded to 4.1% from 3.5% in 1998, driven largely by strong performances from acquisitions.

OUTLOOK FOR 2000

         The most significant impact on 2000 revenues, according to Norris, will be the retail sales initiative which is expected to generate about $1 billion in 2000. "We're confident the Service Experts dealer operations we purchased strengthen our retail strategy," he said. "For this year, we are taking a more conservative outlook for retail than previously projected, based on Service Experts' performance in the fourth quarter as well as certain other considerations." While Norris said he now believes Service Experts could have a dilutive impact in the range of $0.05-$0.10 in 2000, he also emphasized Lennox total retail operations are expected to be modestly accretive to earnings.

         Norris said that even with a more conservative market and economic outlook, a more detailed appraisal of the integration timetable for acquired businesses, and higher interest expenses, Lennox is projecting net income growth of approximately 30%. However, he said, the larger number of shares outstanding is expected to produce a mid-single digit EPS growth for 2000.

         "Lennox International had terrific performance in 1999, with earnings increasing by 39%," Norris said. "Our Retail and North American Residential operations have grown very rapidly through acquisition in the past year, and our attention in 2000 will be focused on integrating and strengthening these operations. Our traditional businesses are strong and are providing us with a solid foundation to take advantage of growth opportunities worldwide."

         Selling heating, ventilation, air conditioning, and refrigeration (HVACR) equipment in over 70 countries worldwide, Lennox International Inc. is a world leader in climate control solutions. It is the parent company of Lennox Industries Inc., Armstrong Air Conditioning Inc., Heatcraft Inc., and Lennox Global Ltd. Lennox International stock is traded on the New York Stock Exchange under the symbol "LII." Additional information about Lennox International is available at www.lennoxinternational.com or by contacting Bill Moltner, Director, Investor Relations, at 972-497-6670.

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see Lennox' publicly available filings with the Securities and Exchange Commission. Lennox disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     (more)


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                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
    For the Three Months and Twelve Months Ended December 31, 1999 and 1998
                (Unaudited, in thousands, except per share data)

                                                     For the                         For the
                                                Three Months Ended             Twelve Months Ended
                                                   December 31,                    December 31,
                                           ----------------------------    ----------------------------
                                               1999            1998            1999            1998
                                           ------------    ------------    ------------    ------------
NET SALES                                  $    611,714    $    457,037    $  2,361,667    $  1,821,836
COST OF GOODS SOLD                              417,721         315,159       1,617,332       1,245,623
                                           ------------    ------------    ------------    ------------
         Gross Profit                           193,993         141,878         744,335         576,213

OPERATING EXPENSES:
     Selling, general and administrative        159,373         132,069         588,388         469,610
                                           ------------    ------------    ------------    ------------
         Income from operations                  34,620           9,809         155,947         106,603

INTEREST EXPENSE, net                             8,903           5,281          33,096          16,184
OTHER                                               116             316            (287)          1,602
MINORITY INTEREST                                  (312)           (286)           (100)           (869)
                                           ------------    ------------    ------------    ------------
         Income before income taxes              25,913           4,498         123,238          89,686
PROVISION FOR INCOME TAXES                       10,244           1,941          50,084          37,161
                                           ------------    ------------    ------------    ------------
         Net income                        $     15,669    $      2,557    $     73,154    $     52,525
                                           ============    ============    ============    ============
REPORTED EARNINGS PER SHARE (1):
     Basic                                 $       0.36    $       0.07    $       1.85    $       1.50

     Diluted                               $       0.35    $       0.07    $       1.81    $       1.47

PRO FORMA EARNINGS PER SHARE (2):
     Diluted                               $       0.35    $       0.09    $       1.69    $       1.32

(1) 8,088,490 additional shares issued in Lennox IPO August 3, 1999

(2) Pro forma EPS assumes IPO occurred January 1, each fiscal year. Interest expense, income tax, and number of shares have been adjusted.)

                                      For the                  For the
                                 Three Months Ended       Twelve Months Ended
                                    December 31,             December 31,
                              -----------------------   -----------------------
NET SALES                        1999         1998         1999         1998
---------                     ----------   ----------   ----------   ----------
North American residential    $  352,192   $  249,623   $1,361,603   $1,013,747
Commercial air conditioning      114,818      105,844      452,803      392,053
Commercial refrigeration          88,915       61,206      327,266      237,264
Heat transfer                     55,789       40,364      219,995      178,772
                              ----------   ----------   ----------   ----------
                              $  611,714   $  457,037   $2,361,667   $1,821,836
                              ==========   ==========   ==========   ==========

                                           For the                     For the
                                      Three Months Ended          Twelve Months Ended
                                         December 31,                December 31,
                                   ------------------------    ------------------------
INCOME (LOSS) FROM OPERATIONS         1999          1998          1999          1998
-----------------------------      ----------    ----------    ----------    ----------
North American residential         $   27,805    $   22,743    $  137,246    $  123,426
Commercial air conditioning             4,150        (3,276)       10,435        (6,579)
Commercial refrigeration                6,820         3,291        25,915        20,383
Heat transfer                           2,284         1,426        12,592        12,700
Corporate and other                    (6,439)      (14,375)      (30,241)      (43,327)
                                   ----------    ----------    ----------    ----------
                                   $   34,620    $    9,809    $  155,947    $  106,603
                                   ==========    ==========    ==========    ==========

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                  As of December 31, 1999 and December 31, 1998
                        (In thousands, except share data)


                                                                              December 31,    December 31,
                                                                                  1999            1998
                                                                              ------------    ------------
                                                                               (unaudited)
                                                   ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                  $     29,174    $     28,389
   Accounts and notes receivable, net                                              443,107         318,858
   Inventories                                                                     345,424         274,679
   Deferred income taxes                                                            25,367          37,426
   Other assets                                                                     44,526          36,183
                                                                              ------------    ------------
         Total current assets                                                      887,598         695,535
INVESTMENTS IN JOINT VENTURES                                                       12,434          17,261
PROPERTY, PLANT AND EQUIPMENT, net                                                 329,966         255,125
GOODWILL, net                                                                      394,252         155,290
OTHER ASSETS                                                                        59,423          28,358
                                                                              ------------    ------------
         TOTAL ASSETS                                                         $  1,683,673    $  1,151,569
                                                                              ============    ============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Short-term debt                                                            $     22,219    $     56,070
   Current maturities of long-term debt                                             34,554          18,778
   Accounts payable                                                                196,143         149,824
   Accrued expenses                                                                200,221         207,040
   Income taxes payable                                                              9,859             534
                                                                              ------------    ------------
         Total current liabilities                                                 462,996         432,246
LONG-TERM DEBT                                                                     520,276         242,593
DEFERRED INCOME TAXES                                                                  928          11,102
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS                                        15,125          16,511
OTHER LIABILITIES                                                                   72,377          60,845
                                                                              ------------    ------------
         Total liabilities                                                       1,071,702         763,297
MINORITY INTEREST                                                                   14,075          12,689
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 25,000,000 shares authorized,
      no shares issued or outstanding                                                   --              --
   Common stock, $.01 par value, 200,000,000 shares authorized, 46,161,607
      shares and 35,546,940 shares issued for 1999 and 1998, respectively              462             355
   Additional paid-in capital                                                      215,523          32,889
   Retained earnings                                                               409,851         350,851
   Accumulated other comprehensive loss                                            (12,706)         (8,512)
  Deferred compensation                                                             (2,848)             --
  Treasury stock, at cost, 1,172,200 shares for 1999                               (12,386)             --
                                                                              ------------    ------------
         Total stockholders' equity                                                597,896         375,583
                                                                              ------------    ------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $  1,683,673    $  1,151,569
                                                                              ============    ============


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